 STARTEK Signs New $50.0 Million Credit Facility with BMO Harris Bank

GREENWOOD VILLAGE, CO — April 30, 2015 - StarTek, Inc. ("STARTEK") (NYSE:SRT), a provider of high-value business process outsourcing services, signed a new five-year, $50.0 million secured revolving credit facility with BMO Harris Bank N.A. on April 29, 2015. The amount the Company may borrow under the revolving credit facility is subject to a borrowing base calculation, with an "accordion" feature to borrow up to $70.0 million in the aggregate. The facility will replace the Company’s $20.0 million secured line of credit with Wells Fargo Bank, N.A. which was set to expire in February 2016. Under the new agreement, the interest rate on borrowings will decrease from LIBOR plus 2.50%-3.00% to LIBOR plus 1.75%-2.25%.

"We believe the new facility is an important component of our capital structure as it addresses our liquidity needs at a more favorable rate," said Chad Carlson, President and CEO of STARTEK. "We look forward to working with the team at BMO Harris as they provide us with the flexibility to fund our growth and execute on our strategic initiatives in the years to come."

About STARTEK
STARTEK is a trusted BPO service provider with comprehensive contact centers around the world. Our employees, whom we call Brand Warriors, are at the forefront of customer care and represent our greatest asset. For over 25 years, these Brand Warriors have been committed to making a positive impact for our clients’ business results, enhancing the customer experience while reducing costs for our clients. With the latest technology in the BPO industry and our STARTEK Advantage System, our Brand Warriors instill customer loyalty through a variety of multi-channel customer interactions, including voice, chat, email and IVR. Our service offerings include sales support, order processing, customer care and receivables management, among others. For more information, please visit www.STARTEK.com.

Forward-Looking Statements
The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause STARTEK's actual results to differ materially from those expressed or implied by any such forward-looking statements. These factors include, but are not limited to, risks relating to our reliance on a limited number of significant customers, lack of minimum purchase requirements in our contracts, the concentration of our business in the communications industry, lack of wide geographic diversity, maximization of capacity utilization, foreign currency exchange risk, risks inherent in the operation of business outside of the United States, ability to hire and retain qualified employees, increases in labor costs, management turnover and retention of key personnel, trends affecting companies’ decisions to outsource non-core services, reliance on technology and computer systems, including investment in and development of new and enhanced technology, increases in the cost of telephone and data services, unauthorized disclosure of confidential client or client customer information or personally identifiable information, compliance with regulations governing protected health information, our ability to acquire and integrate complementary businesses, compliance with our debt covenants, ability of our largest stockholder to affect decisions and stock price volatility. Readers are encouraged to review Item 1A. - Risk Factors and all other disclosures appearing in the Company's Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission, for further information on risks and uncertainties that could affect STARTEK's business, financial condition and results of operation.

Company Contact
Rosemary Hanratty
Vice President of Marketing
303-262-4144
Rosemary.Hanratty@STARTEK.com

Investor Relations
Liolios Group, Inc.
Cody Slach or Sean Mansouri
949-574-3860
Investor@STARTEK.com